Exhibit 99.1

Kona Grill Reports Second Quarter 2018 Results

- Margin Improvements from Cost-Savings Initiatives Drives Adjusted EBITDA Growth of 90%

- Implements Points-Based Loyalty Program to Drive Guest Frequency

SCOTTSDALE, AZ – August 9, 2018 ─ Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Key Items Compared to Second Quarter 2017

●	Restaurant operating profit*, a non-GAAP measure, improved to $6.1 million or 14.3% as a percentage of revenue compared to $5.1 million or 10.9% as a percentage of revenue.
●	Net loss of $1.0 million, or ($0.08) per share compared to net loss of $4.3 million, or ($0.43) per share in 2017.
●	Adjusted EBITDA improved $1.4 million to $3.0 million compared to $1.6 million in 2017.
●	Revenues decreased 9.9% to $42.3 million.
●	Same-store sales decreased 12.1% compared to a 5.3% decrease from the prior year.

* For a reconciliation of restaurant operating profit, EBITDA and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information accompanying this release.

“Profitability significantly improved compared to the prior year quarter as cost-savings initiatives implemented earlier this year are taking hold. Four-wall margins improved 340 basis points to 14.3% as a percentage of revenue, our highest level in two years. For the first half of 2018, our adjusted EBITDA more than doubled compared to the same period last year. The higher profitability is a result of our continued focus on driving earnings as this is the key factor to meeting our bank covenants and the ultimate success of Kona Grill. In order to achieve higher profits, we strategically made adjustments to reduce the amount of promotionality within our restaurants,” said Jim Kuhn, President and CEO of Kona Grill.

“Given the changes we have made to both our happy hour and closing hours, we expect to see improved profitability on a lower overall sales base on a year-over-year basis. As we lap these changes in 2019, we expect to build same-store sales and further improve the profitability of the brand,” he continued.

“With cost-savings measures in place and sustainable, the focus for the remainder of 2018 is on execution and driving guests into our restaurants. We recently revamped our menu with a new design and layout, including the addition of 30 new menu items, and have recently implemented our new Konavore points-based loyalty program to drive guest frequency. These initiatives are framed around our mission to make every experience exceptional for our guests,” he concluded.

“We are also continuing to evaluate our underperforming restaurants and engage in discussions with our landlords regarding rent abatement, closing certain locations or strategic alternatives. As a result, we recently closed one of our underperforming restaurants. Our success in addressing these opportunities and issues will put us in a better long-term financial position,” said Berke Bakay, Executive Chairman of Kona Grill.

“We continue to engage in discussions with potential partners for franchising the Kona Grill brand, both domestically and internationally. We believe that a dual-strategy of both company-owned and franchised restaurants provides us with the best opportunity to grow the brand in the U.S. and we are working to solidify some deals in the second half of the year,” he concluded.

Conference Call

Kona Grill will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the second quarter ended June 30, 2018. The Company’s President and CEO Jim Kuhn and CFO Christi Hing will host the call, followed by a question and answer session.

The conference call will be broadcast over the internet via the investors section of the Company’s website at www.konagrill.com. Additionally, investors may dial 1-323-794-2423 to participate in the call.

About Kona Grill

Kona Grill features a global menu of contemporary American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere. Kona Grill owns and operates 45 restaurants, guided by a passion for quality food and exceptional service. Restaurants are located in 22 states and Puerto Rico. Additionally, Kona Grill has two restaurants that operate under a franchise agreement in Dubai, United Arab Emirates, and Vaughan, Canada. For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the Company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and development plans, including but not limited to those relating to our sales trends, projected earnings, expenses, and capital expenditures for 2018, expectations of new store openings as well as international franchise development in 2018 and beyond and availability of capital. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2018	2017
	(unaudited)
Assets
Cash and cash equivalents	$5,335	$5,042
Other current assets	3,241	4,002
Other assets	1,144	1,116
Property and equipment, net	75,305	81,639
Total assets	$85,025	$91,799
Liabilities and Stockholders' Equity
Current liabilities	$12,901	$16,603
Long-term debt, net	32,604	36,921
Deferred rent and other long-term liabilities	31,670	32,612
Stockholders' equity	7,850	5,663
Total liabilities and stockholders' equity	$85,025	$91,799

KONA GRILL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)

Revenue	$42,346	$46,977	$84,363	$92,202
Costs and expenses:
Cost of sales	10,722	12,996	21,530	25,549
Labor	14,986	17,104	30,385	33,829
Occupancy	4,200	4,201	8,428	8,281
Restaurant operating expenses	6,363	7,532	12,960	14,815
General and administrative	3,154	3,084	6,624	6,716
Preopening expense	-	461	-	797
Depreciation and amortization	3,359	3,637	6,721	7,295
Lease termination costs and other	(75)	1,384	(75)	1,384
Total costs and expenses	42,709	50,399	86,573	98,666
Loss from operations	(363)	(3,422)	(2,210)	(6,464)
Write-off of deferred financing costs	-	472	37	472
Interest expense, net	624	408	1,228	714
Loss before income taxes	(987)	(4,302)	(3,475)	(7,650)
Income tax (expense) benefit	(13)	(25)	15	(50)
Net loss	$(1,000)	$(4,327)	$(3,460)	$(7,700)

Net loss per share:
Basic and diluted	$(0.08)	$(0.43)	$(0.31)	$(0.76)

Weighted average shares outstanding:
Basic and diluted	12,117	10,099	11,113	10,138

KONA GRILL, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

We prepare our financial statements in accordance with U.S. GAAP. Within our press release, we make reference to non-GAAP EBITDA, Adjusted EBITDA and Restaurant Operating Profit. Restaurant Operating Profit is defined as revenue minus cost of sales, labor, occupancy and restaurant operating expenses. Restaurant Operating profit does not include general and administrative expenses, depreciation and amortization, asset impairment charge or preopening expenses. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance; and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to that of our competitors.

EBITDA and Adjusted EBITDA. EBITDA is defined as net income (loss) plus the sum of interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus unusual or non-recurring items, such as impairment, lease termination and exit costs and write-off of deferred financing costs. EBITDA and Adjusted EBITDA are presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business; (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) we use EBITDA and Adjusted EBITDA internally as a benchmark to evaluate our operating performance and compare our performance to that of our competitors. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income, or any other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity.

.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net loss	$(1,000)	$(4,327)	$(3,460)	$(7,700)
Income tax expense (benefit)	13	25	(15)	50
Interest expense, net	624	408	1,228	714
Depreciation and amortization	3,359	3,637	6,721	7,295
EBITDA	2,996	(257)	4,474	359
Lease termination and exit costs	48	1,384	48	1,384
Write-off of deferred financing costs	-	472	37	472
Adjusted EBITDA	$3,044	$1,599	$4,559	$2,215
General and administrative	3,154	3,084	6,624	6,716
Preopening Expense	-	461	-	797
Gain on insurance recoveries	(123)	-	(123)	-
Restaurant operating profit	$6,075	$5,144	$11,060	$9,728

Restaurant operating profit margin (A)	14.3%	10.9%	13.1%	10.6%

(A) Restaurant operating profit margin is calculated as restaurant operating profit divided by restaurant sales

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com

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